Exhibit 10.26

UNIQUE FABRICATING INCORPORATED
800 Standard Parkway
Auburn Hills, Michigan 48326

January 8, 2015

Taglich Private Equity, LLC
275 Madison Avenue, Suite 1618
New York, NY 10016

Gentlemen:

1. Reference is made to the Management Services Agreement, dated as of March 18, 2013, by and between Taglich Private Equity, LLC and UFI Acquisition, Inc. (now Unique Fabricating, Inc.). Unless otherwise defined herein, all capitalized used herein shall have the meanings ascribed thereto in the Agreement. The Agreement, among other things, provides, in Section 3(b), for the payment of a Consulting Fee. In connection with the proposed initial public offering by the Company (the “IPO”), the Company and Service Provider desire to amend the Agreement to reduce the amount of the Consulting Fee by the amount, if any, of annual cash retainers and equity awards received as compensation for service on the Company’s board of directors by any director who is a related person, as defined in Rule 5110 of the FINRA Manual, of Service Provider or Taglich Brothers, Inc.

2. Accordingly, Section 3.2(b) of the Agreement is amended to read in its entirety as follows:

“(b) The Company shall pay Service Provider an annual management fee of Three Hundred Thousand Dollars ($300,000), payable in monthly installments in advance for services rendered hereunder (the “Consulting Fee”); provided that the Consulting Fee payable with respect to any year shall be reduced by the following amounts actually received during such year by any director who is a related person, as defined in Rule 5110 of the rules of the Financial Industry Regulatory Authority, as in effect on the date of closing of the Company’s initial public offering, of the Service Provider or Taglich Brothers, Inc.: (i) the amount of any cash retainer and (ii) the value of any equity award, determined, as of the date of such award, in accordance with the Company’s 2014 Omnibus Performance Award Plan.”

3. Except as amended hereby, the Agreement shall remain in full force and effect.

Taglich Private Equity, LLC

January 8, 2015

4. This amendment to the Agreement shall become effective upon the closing of the IPO.

If the foregoing correctly reflects our agreement, please so confirm by executing this letter in the place provided below.

Very truly yours,

UNIQUE FABRICATING, INC.

By:     /s/ John Weinhardt

Name: John Weinhardt

Title: President

TAGLICH PRIVATE EQUITY, LLC

By:     /s/ Richard L. Baum, Jr.

Name: Richard L. Baum, Jr.